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                                                                   EXHIBIT 23.01



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report with respect to Cardinal Health, Inc. and subsidiaries dated July 21, 2000 included in this Form 10-K, into the Company's previously filed Form S-3 Registration Statement (Registration Statement No. 333-24483), previously filed Form S-4 Registration Statement (Registration No. 333-74761) and previously filed Form S-8 Registration Statements (Registration Statement Nos. 33-20895, 33-38022, 33-52537, 33-38021, 33-52539, 33-42357, 33-52535, 33-64337, 333-72727,
333-91849, 33-63283-01, 333-01927-01, 333-11803-01, 333-21631-01, 333-21631-02,
333-30889-01, 333-56655-01, 333-71727, 333-68819-01, 333-90417, 333-90423,
333-90415, 333-92841, 333-38198, 333-38190 and 333-38192).



/s/ ARTHUR ANDERSEN LLP

Columbus, Ohio
September 5, 2000